As filed with the Securities and Exchange Commission on May 29, 2013.

Registration No. 333-151566
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

STAGE STORES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	91-1826900
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas	77025
(Address of Principal Executive Offices)	(Zip Code)

STAGE STORES, INC. NONQUALIFIED DEFERRED COMPENSATION
PLAN
 (Full Title of the Plan)

Edward J. Record Chief Operating Officer 10201 Main Street, Houston, Texas 77025 (Name and Address of Agent For Service) (800) 579-2302 (Telephone Number, Including Area Code, of Agent For Service )	Copies to: Philip B. Sears, Esq. McAfee & Taft, P.C. 211 North Robinson Oklahoma City, OK 73102
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐ Accelerated filer ☑ Non-accelerated filer ☐ Smaller reporting company ☐
(Do not check if a smaller reporting company)

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-151566), which was originally filed with the Securities and Exchange Commission on June 10, 2008 (the "Registration Statement"), is being filed for the sole purpose of replacing Exhibit 4.4 (Stage Stores, Inc. Nonqualified Deferred Compensation Plan As Amended and Restated effective June 5, 2008) and Exhibit 24.1 (Power of Attorney) with an amended and restated Exhibit 4.4 (Stage Stores, Inc. Nonqualified Deferred Compensation Plan As Amended and Restated effective April 1, 2013) and an updated Exhibit 24.1 (Power of Attorney). Neither the amount or characteristics of the Deferred Compensation Obligations and Shares registered nor the "Description of Securities" disclosure set forth in Part II. Item 4 Description of Securities in the Registration Statement are being changed or otherwise affected by the amended and restated Exhibit 4.4 and no other changes to the Registration Statement are being made.

SIGNATURES
 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-151566 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 29, 2013.

STAGE STORES, INC.

By: /s/ Michael L. Glazer
Michael L. Glazer
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 to Registration Statement No. 333-151566 has been signed below by the following persons in the capacities indicated on May 29, 2013.

/s/ Michael L. Glazer
Michael L. Glazer
Chief Executive Officer
(Principal Executive Officer)

/s/ Oded Shein
Oded Shein
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

/s/ Richard E. Stasyszen
Richard E. Stasyszen
Senior Vice President, Finance and Controller
(Principal Accounting Officer)

*	Director	*		Director
Alan J. Barocas		Lisa R. Kranc

*	Director	*		Director
Diane M. Ellis		William J. Montgoris

/s/ Michael L. Glazer	Director	*		Director
Michael L. Glazer		C. Clayton Reasor

*	Director	*		Director
Gabrielle E. Greene		David Y. Schwartz

*	Director	*		Director
Earl J. Hesterberg		Ralph P. Scozzafava

(Constituting a majority of the Board of Directors)
			*By:	/s/ Edward J. Record
Edward J. Record
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1
Amended and Restated Articles of Incorporation of Stage Stores, Inc. dated June 7, 2007 are incorporated by reference to Exhibit 3.1 of Stage Stores' Quarterly Report on Form 10-Q (Commission File No. 1-14035) filed September 12, 2007

4.2
Amended and Restated Bylaws of Stage Stores, Inc. dated March 28, 2007 are incorporated by reference to Exhibit 3.3 of Stage Stores' Annual Report on Form 10-K (Commission File No, 1-14035) filed April 3, 2007

4.3
Form of Common Stock Certificate of Stage Stores, Inc. is incorporated by reference to Exhibit 4.1 of Stage Stores' Registration Statement on Form 10 (Commission File No. 000-21011) filed October 29, 2001

4.4*	Stage Stores, Inc. Nonqualified Deferred Compensation Plan As Amended and Restated effective April 1, 2013

5.1#	Opinion of McAfee & Taft A Professional Corporation

23.1#	Consent of Deloitte & Touche LLP

23.2#	Consent of McAfee & Taft A Professional Corporation (included as part of Exhibit 5.1)

24.1*	Power of Attorney

______________________________________________
*	Filed electronically herewith.
#	Previously filed.